UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                       Officers; Compensatory Arrangements of Certain Officers.

 Retirement of William J. Pratt

 (b), (e)

            On March 31, 2008, RF Micro Devices, Inc. ("RFMD") entered into a Retirement and Transition Agreement (the "Agreement") with William J. Pratt, RFMD's Corporate Vice President and Chief Technical Officer.  Effective March 31, 2008 (the "Retirement Date"), Mr. Pratt retired from RFMD and all of its subsidiaries and affiliates.  Pursuant to the Agreement, Mr. Pratt: (i) will receive a lump sum payment for accrued but unused vacation in the amount of $20,970.36; (ii) will receive a lump sum payment of $577,500; (iii) will provide consulting services to RFMD for two years commencing on the Retirement Date, for which he will receive an annual sum of $150,000 in equal monthly installments; (iv) will be allowed, at his option, to obtain COBRA benefits for himself and his family for up to 18 months following the Retirement Date, as well as a Medicare supplemental policy for himself and a medical and dental insurance policy for his spouse for a period of two years less the period during which COBRA benefits are provided by RFMD, all of which will be paid for by RFMD; and (v) will receive an annual special bonus from RFMD in order to pay taxes associated with the COBRA benefits and additional insurance benefits.  Mr. Pratt also agreed to be subject to certain nondisclosure, non-competition and nondisparagement restrictive covenants.

            In addition, pursuant to the Agreement all stock options granted to Mr. Pratt under the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the "2003 Plan") will continue to vest and be exercisable following retirement in accordance with the terms of the 2003 Plan and the applicable award agreement.  All service-based restricted stock awards granted to Mr. Pratt under the 2003 Plan also will continue to vest following retirement in accordance with the terms of the 2003 Plan and the applicable award agreement.  Any other stock options or restricted stock awards granted to Mr. Pratt under the 2003 Plan or any other stock incentive plan maintained by RFMD will continue in accordance with the terms of the applicable plan and award agreement, except that vesting will be accelerated so that any such stock options or restricted stock awards will be vested in full on or before the Retirement Date.  Further, any performance-based restricted stock award authorized under the 2003 Plan shall be granted on March 30, 2008 to the extent that the applicable performance-based objectives and other terms and conditions of the applicable agreement were satisfied, and shall remain subject to the applicable award agreement except that the performance-based award will vest with respect to 100% (rather than 50%) of the shares subject to the award as of the grant date.

            Mr. Pratt continues to serve as a director of RFMD following his retirement.

            The foregoing summary of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

             (d)        Exhibits

                        Exhibit No.                 Description of Exhibit
                             10.1                       Retirement and Transition Agreement, dated as of March 31, 2008, between
                                                           William J. Pratt and RF Micro Devices, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                    William A. Priddy, Jr.
                                                                                    Chief Financial Officer and Corporate Vice
                                                                                    President of Administration

Date:    April 4, 2008

EXHIBIT INDEX

Exhibit No.                  Description of Exhibit
    10.1                         Retirement and Transition Agreement, dated as of March 31, 2008, between
                                    William J. Pratt and RF Micro Devices, Inc.